Exhibit 5.1

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606

Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com
February 12, 2018

Kirby Corporation
55 Waugh Drive, Suite 1000
Houston, Texas 77007

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have represented Kirby Corporation, a Nevada corporation (the “Company”), in connection with the offering and sale of $500,000,000 aggregate principal amount of the Company’s 4.200% Senior Notes due 2028 (the “Securities”) to be issued under an indenture (the “Indenture”), dated as of February 12, 2018, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The public offering and sale of the Securities was registered under the Registration Statement on Form S-3 (No. 333-222858) (the “Registration Statement”), including the prospectus constituting a part thereof, dated February 5, 2018, and the prospectus supplement, dated February 7, 2018 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion expressed herein, we have examined the Registration Statement, the Prospectus, the Indenture, the global certificate representing the Securities and the corporate records of the Company, including its bylaws and other corporate records and documents and have made such other examinations as we consider necessary to render this opinion.

In expressing the opinion set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

Mayer Brown LLP operates in combination with other Mayer Brown entities (the "Mayer Brown Practices"), which have offices in North America,
 Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

Kirby Corporation
February 12, 2018

As to all parties, we have assumed the due authorization, execution and delivery of all documents, and as to all parties other than the Company, we have assumed the validity and enforceability of all documents against all parties thereto in accordance with their respective terms.

As to matters of fact (but not as to legal conclusions), to the extent we deemed proper, we have relied on certificates of responsible officers of the Company and of public officials.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

(i) assuming that the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, the Indenture constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(ii) assuming that the Indenture been duly authorized, executed and delivered by the Company and the Trustee, and assuming that the Debt Securities have been duly authorized, executed and delivered by the Company, authenticated by the Trustee in accordance with the terms of the Indenture and paid for by the purchasers thereof, the Debt Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.

We are admitted to practice in the State of New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the State of New York, and we express no opinion herein concerning the laws of any other jurisdiction. With respect to all matters of the laws of Nevada, we understand that you are relying upon the opinion, dated the date hereof, of Fennemore Craig, P.C., special counsel for the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Fennemore Craig, P.C.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company or the Debt Securities or their offering and sale.

Kirby Corporation
February 12, 2018

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this firm in such Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Mayer Brown LLP